UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Senior Credit Facility

On February 13, 2007, Jarden Corporation (the “Company” or “Jarden”) entered into Amendment No. 7 (the “Credit Agreement Amendment”) to its Credit Agreement (as defined below) and Amendment No. 3 to Pledge and Security Agreement (as defined below) amending certain provisions of (i) the Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers party thereto from time to time, Canadian Imperial Bank of Commerce (“CIBC”), as administrative agent for the lenders and letter of credit issuers, Citicorp USA, Inc., as syndication agent for the lenders and letter of credit issuers and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents for the lenders and letter of credit issuers and (ii) the Pledge and Security Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Company and each of its subsidiaries from time to time party thereto and CIBC.

The Credit Agreement Amendment was entered into in order to, among other things:

•	appoint Lehman Commercial Paper Inc. as the new administrative agent;

•

reduce the Applicable Margin on Term Loan B1 from 1.00% to .75% per annum for Base Rate Loans (as defined in the Credit Agreement, attached hereto as Exhibit C to the Credit Agreement Amendment, attached to this current report on Form 8-K as Exhibit 10.1) and from 2.00% to 1.75% per annum for Eurodollar Rate Loans (as defined in the Credit Agreement);

•

add the ability for Jarden to enter into one or more incremental term loans and to increase our revolving loan commitments in an aggregate principal amount not to exceed $750 million, of which an aggregate of $150 million can be utilized to increase our revolving loan commitments;

•	eliminate, or provide Jarden with additional permitted exceptions to, certain of the existing restrictive covenants;

•	eliminate the financial covenants relating to senior leverage ratio and fixed charge ratio and add a new interest coverage ratio; and

•	permit Jarden to complete the tender offer described under the section entitled “Tenth Supplemental Indenture” hereto.

In connection with the execution of the Credit Agreement Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Credit Agreement Amendment and agreed that the terms of the Credit Agreement Amendment shall not affect in any way its obligations and liabilities under any loan document by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

A copy of the Credit Agreement Amendment and Consent, Agreement and Affirmation of Guaranty are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summary description of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty.

The Indenture

On February 13, 2007, the Company completed an offering of $550,000,000 in principal amount of 7  1/2% Senior Subordinated Notes due 2017 (the “Initial Notes”) and on February 14, 2007, the Company completed an offering of $100,000,000 in principal amount of identical 7 1/2% Senior Subordinated Notes due 2017 (the “Additional Notes” and together with the Initial Notes, the “Notes”). The offering of the Notes was registered under the Company’s automatic shelf registration statement on Form S-3 (No. 333-140400) filed on February 2, 2007 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”). The offering of the Initial Notes was made pursuant to the Registration Statement and the Prospectus included therein, as supplemented by the Prospectus Supplement dated February 7, 2007. The Additional Notes were offered pursuant to the Registration Statement and the Prospectus included therein, as supplemented by the Prospectus Supplement dated February 12, 2007.

The Initial Notes are governed by and were issued pursuant to an indenture (the “Base Indenture”), among the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the first supplemental indenture among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture”), each dated as of February 13, 2007. The Additional Notes are governed by and were issued pursuant to the Base Indenture, the First Supplemental Indenture and as supplemented by that second supplemental indenture dated February 14, 2007 among the Company, the guarantors party thereto and the Trustee (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will bear interest at a rate of 7 1/2% annum from the date of issuance until maturity, payable semi-annually in cash in arrears on May 1 and November 1, commencing on May 1, 2007. The Company will make each interest payment to the holders of record to be determined on the immediately preceding April 15 and

October 15. The Notes issued under the Indenture rank in parity in all respects to the Company’s existing notes issued under the indenture, dated as of April 24, 2002, among the Company, the guarantors party thereto and the Trustee, as amended and supplemented from time to time (the “April 2002 Indenture”).

On or after May 1, 2012, we may redeem all or part of the Notes at any time at specified redemption prices ranging from 100% to 103.750% of the principal amount, plus accrued and unpaid interest to the date of redemption. In addition, prior to May 1, 2010, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain public equity offerings at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest to the date of redemption.

If a change of control of the Company occurs, each holder shall have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of the purchase.

The Indenture governing the Notes will, among other things, limit the ability of the Company and certain of its subsidiaries to, subject to certain exceptions and qualifications:

o incur additional indebtedness;

o pay dividends or distributions on, or redeem or repurchase, capital stock;

o make investments;

o engage in transactions with affiliates;

o incur liens;

o transfer or sell assets; and

o consolidate, merge or transfer all or substantially all of our assets.

The Indenture provides for customary events of default which include (subject in certain case to customary grace and cure periods), among other things:

o our failure to pay any principal or interest when due under the Notes;

o failure to pay final judgments for certain amounts of money against the Company or certain of its subsidiaries;

o failure to observe certain covenants under the Notes;

o certain bankruptcy events with respect to the Company or certain of its subsidiaries; and

o a default in failure to pay certain other indebtedness.

If an event of default occurs, the Trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal and interest of all outstanding loans to be immediately due and payable.

A copy of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of 7 1/2% Senior Subordinated Note due 2017 (the “Form of Note”) are attached to this current report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference. The foregoing summary description of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Form of Note and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Form of Note.

The Underwriting Agreement

On February 12, 2007, Jarden (and the subsidiary guarantors party thereto) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. (the “Underwriter”), providing for the offer and sale by the Company of the Additional Notes. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The Underwriter and its related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses. After giving effect to the Credit Agreement Amendment, an affiliate of the Underwriter will be a lender and agent under and will receive customary fees in connection with our Credit Agreement. In addition, the Underwriter is serving as the dealer manager in connection with the Company’s tender offer to purchase our 9 3/4% Senior Subordinated Notes due 2012 (the “2012 Notes”) for which it will receive expense reimbursement and as an underwriter under the Initial Underwriting Agreement (as defined below).

As previously disclosed, the Company also entered into the Initial underwriting agreement, dated February 7, 2007, by and among the Company, the subsidiary guarantors named therein and the underwriters party thereto, regarding the Initial Notes (the “Initial Underwriting Agreement”).

A copy of the Underwriting Agreement is attached to this current report on Form 8-K as Exhibit 1.2, and is incorporated herein by reference. The foregoing summary description of Underwriting Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in their entirety by the complete text of the Underwriting Agreement.

The Tender Offer and the Tenth Supplemental Indenture

As previously disclosed, the Company, as part of its previously announced tender offer and consent solicitation, has purchased approximately $167 million, or approximately 93% of the aggregate principal amount of its outstanding 2012 Notes, with a portion of the net proceeds from the sale of the Initial Notes. In connection with the tender offer, on February 12, 2007, the Company entered into the tenth supplemental indenture among the Company, the guarantors party thereto and The Bank of New York, as trustee (the “Trustee”) (the “Tenth Supplemental Indenture”), to the April 2002 Indenture, which became operative on February 13, 2007. The Tenth Supplemental Indenture amended certain provisions of Articles 4, 5 and 6 of the April 2002 Indenture. The tender offer is scheduled to expire at 5:00 p.m. (New York City time) on February 27, 2007, unless such date is extended.

A copy of the Tenth Supplemental Indenture is attached to this current report on Form 8-K as Exhibit 4.5, and is incorporated herein by reference. The foregoing summary description of Tenth Supplemental Indenture and the transactions contemplated thereby is not intended to be complete, and is qualified in their entirety by the complete text of the Tenth Supplemental Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

On February 13, 2007, the Company became obligated on a direct financial obligation by entering into and closing upon a note offering with investors who purchased the Initial Notes. Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K under the caption “Indenture,” which discussion is incorporated herein by this reference.

On February 14, 2007, the Company became obligated on a direct financial obligation by entering into and closing upon a note offering with investors who purchased the Additional Notes. Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K under the caption “Indenture,” which discussion is incorporated herein by this reference.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K under the caption “Amendment to the Credit Agreement,” which discussion is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On February 13, 2007, the Board of Directors of the Company appointed John Capps as Senior Vice President, General Counsel and Secretary, effective as of the close of business on February 15, 2007. Mr. Capps, who is 42 years of age, has been with the Company since January 2005. From 2003 to 2005, Mr. Capps was with American Household, Inc. which was acquired by the Company in January 2005, where he most recently served as Vice President-Legal. Prior to 2003, Mr. Capps was in private law practice with the firm Sullivan & Cromwell. Mr. Capps has no family relationships with any other director or executive officer of the Company. There is no arrangement or understanding between Mr. Capps and any other person pursuant to which Mr. Capps was appointed as Senior Vice President, General Counsel and Secretary of the Company. There are no transactions in which Mr. Capps has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description

1.1	Underwriting Agreement, dated February 7, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 12, 2007, and incorporated herein by reference).

1.2	Underwriting Agreement, dated February 12, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriter party thereto.

4.1	Base Indenture, dated February 13, 2007, among Jarden Corporation and The Bank of New York, as Trustee.

4.2	First Supplemental Indenture dated February 13, 2007 among Jarden Corporation, the guarantors party thereto and The Bank of New York, as Trustee.

4.3	Second Supplemental Indenture dated February 14, 2007 among Jarden Corporation, the guarantors party thereto and The Bank of New York, as Trustee.

4.4	Form of 7 1/2% Senior Subordinated Note due 2017 (included as Exhibit A to Exhibit 4.2 hereto).

4.5	Tenth Supplemental Indenture to the April 2002 Indenture, dated as of February 12, 2007, among the Company, the guarantors named therein and The Bank of New York, as Trustee.

10.1	Amendment No. 7 to Credit Agreement and Amendment No. 3 to Pledge and Security Agreement, among Jarden Corporation and CIBC, as Administrative Agent.

10.2	Consent, Agreement and Affirmation of Guaranty.

99.1	Press Release of Jarden Corporation dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2007

JARDEN CORPORATION

	By:	/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

Exhibit	Description

1.1	Underwriting Agreement, dated February 7, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 12, 2007, and incorporated herein by reference).

1.2	Underwriting Agreement, dated February 12, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriter party thereto.

4.1	Base Indenture, dated February 13, 2007, among Jarden Corporation and The Bank of New York, as Trustee.

4.2	First Supplemental Indenture dated February 13, 2007 among Jarden Corporation, the guarantors party thereto and The Bank of New York, as Trustee.

4.3	Second Supplemental Indenture dated February 14, 2007 among Jarden Corporation, the guarantors party thereto and The Bank of New York, as Trustee.

4.4	Form of 7 1/2% Senior Subordinated Note due 2017 (included as Exhibit A to Exhibit 4.2 hereto).

4.5	Tenth Supplemental Indenture to the April 2002 Indenture, dated as of February 12, 2007, among the Company, the guarantors named therein and The Bank of New York, as Trustee.

10.1	Amendment No. 7 to Credit Agreement and Amendment No. 3 to Pledge and Security Agreement, among Jarden Corporation and CIBC, as Administrative Agent.

10.2	Consent, Agreement and Affirmation of Guaranty.

99.1	Press Release of Jarden Corporation dated February 14, 2007.